Exhibit 5.2

August 9, 2016

OncoSec Medical Incorporated

5820 Nancy Ridge Drive

San Diego, CA 92121

Re: Registration Statement on Form S-3 — Debt Securities

Ladies and Gentlemen:

At your request, we have examined the Registration Statement on Form S-3 (the ”Registration Statement”), filed by OncoSec Medical Incorporated, a Nevada corporation (the ”Company”), with the Securities and Exchange Commission (the ”Commission”) in connection with the registration pursuant to the Securities Act of 1933, as amended (the ”Act”), of the Securities (as defined below).

The Registration Statement relates to the proposed issuance and sale, from time to time on a delayed or continuous basis, pursuant to Rule 415 under the Act, as set forth in the Registration Statement, the prospectus contained therein (the ”Prospectus”) and one or more supplements to the Prospectus (each, a ”Prospectus Supplement”), of (i) up to an aggregate offering price of $100,000,000, or the equivalent thereof, of shares of the Company’s common stock, $0.0001 par value per share (the ”Common Stock”), the Company’s senior and subordinated debt securities (the ”Debt Securities”), warrants to purchase any of the securities described above (the ”Warrants”), subscription rights (the ”Rights”) to purchase Common Stock, Debt Securities or other securities of the Company, and units (the ”Units”) composed on any combination of Common Stock, Debt Securities and Warrants (such Common Stock, Debt Securities, Warrants, Rights and Units are collectively referred to herein as the ”Newly Registered Securities”), and (ii) up to an aggregate offering price of $5,471,763, or the equivalent thereof, of Common Stock, Debt Securities and Warrants (such Common Stock, Debt Securities and Warrants are collectively referred to herein as the ”Previously Registered Securities,” and the Previously Registered Securities and the Newly Registered Securities are collectively referred to herein as the “Securities”). As used hereinafter, the term “Debt Securities” refers to the Debt Securities included in the Newly Registered Securities and the Debt Securities included in the Previously Registered Securities.

The Securities are to be sold from time to time as set forth in the Registration Statement, the Prospectus and the Prospectus Supplements. The Debt Securities are to be issued pursuant to a senior debt securities indenture (the ”Senior Indenture”) or a subordinated debt securities indenture (the ”Subordinated Indenture,” and together with the Senior Indenture, the ”Indentures,” and each, an ”Indenture”), as applicable, forms of which have been filed as exhibits to the Registration Statement and which, as amended or supplemented from time to time, are to be entered into, in each case, between the Company and a trustee to be named in a Prospectus Supplement (the ”Trustee”). Each Indenture may be amended or supplemented, as applicable, in connection with the issuance of each such series of Debt Securities, by a supplemental indenture or other appropriate action of the Company creating such series of Debt Securities.

August 9, 2016

Page Two

We have examined instruments, documents, certificates and records that we have deemed relevant and necessary for the basis of our opinions hereinafter expressed. In such examination, we have assumed: (i) the authenticity of original documents and the genuineness of all signatures; (ii) the conformity to the originals of all documents submitted to us as copies; (iii) the truth, accuracy and completeness of the information, representations and warranties contained in the instruments, documents, certificates and records we have reviewed; (iv) that, at the time of offer, issuance and sale of any Securities, the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective under the Act and no stop order suspending its effectiveness will have been issued and remain in effect; (v) that a Prospectus Supplement will have been filed with the Commission describing the Securities offered thereby; (vi) that all Securities will be issued and sold in compliance with applicable U.S. federal and state securities laws and in the manner stated in the Registration Statement and the applicable Prospectus Supplement; (vii) that, prior to the issuance of any Securities, a definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto; (viii) that any Securities issuable upon conversion, exchange, redemption or exercise of any Securities being offered will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange, redemption or exercise; (ix) that the issuance, sale, amount and terms of any Securities to be offered from time to time under the Registration Statement will have been duly authorized and established by proper action of the Board of Directors of the Company or a duly authorized committee of the Board of Directors of the Company (each, a ”Board Action”) in accordance with the Company’s Certificate of Incorporation and Bylaws as then in effect and applicable provisions of the corporate law of the state of the Company’s incorporation, in a manner that does not violate any law, government or court-imposed order or restriction or agreement or instrument then-binding on the Company or otherwise impair the valid or binding nature of the obligations represented by the applicable Securities; (x) that, if being sold by the Company, any Securities will be delivered against payment of valid consideration therefor and in accordance with the terms of the applicable Board Action authorizing such sale and any applicable purchase, underwriting or similar agreement with respect to such Securities and as contemplated by the Registration Statement and the applicable Prospectus Supplement; (xi) that any Debt Securities will be issued under an Indenture; (xii) that the terms of the Securities will conform in all material respects to the respective descriptions thereof in the Prospectus and the applicable Prospectus Supplement; (xiii) that certificates, if required, representing the Securities will be duly executed and delivered and, to the extent required by any applicable agreement, duly authenticated and countersigned; (xiv) that the internal laws of the State of New York will be the governing law with respect to the Indentures, including any supplemental indenture, and the Debt Securities; (xv) that the Indenture will have been duly qualified under the Trust Indenture Act of 1939, as amended; and (xvi) the legal capacity of all natural persons. As to any facts material to the opinions expressed herein that were not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the Company.

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To the extent that the obligations of the Company with respect to the Securities may be dependent upon such matters, we assume for purposes of this opinion that the other party or parties, as applicable, under the Indenture, namely, the Trustee, is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that such other party will be duly qualified to engage in the activities contemplated by the Indenture; that the Indenture will have been duly authorized, executed and delivered by such other party and will constitute the legal, valid and binding obligation of such other party enforceable against such other party in accordance with its terms; that such other party will be in compliance with respect to performance of its obligations under the Indenture with all applicable laws and regulations; that such other party will have the requisite organizational and legal power and authority and qualifications to perform its obligations under the Indenture; and that a Statement of Eligibility of the Trustee on Form T-1 has been properly filed with the Commission.

Based upon, subject to and limited by the foregoing, we are of the opinion that, upon completion of the Board Action, due execution and delivery of the Indenture on behalf of the Company and the Trustee, due authentication by the Trustee and due execution and delivery on behalf of the Company in accordance with the Indenture, the Debt Securities will constitute valid and binding obligations of the Company.

Our opinion that any document is legal, valid and binding is qualified as to:

(a)	limitations imposed by bankruptcy, insolvency, reorganization, arrangement, fraudulent conveyance, moratorium or other laws relating to or affecting the rights of creditors generally;

(b)	rights to indemnification and contribution, which may be limited by applicable law or equitable principles; and

(c)	general principles of equity, including without limitation concepts of materiality, reasonableness, good faith and fair dealing, and the possible unavailability of specific performance or injunctive relief and limitation of rights of acceleration, regardless of whether such enforceability is considered in a proceeding in equity or at law.

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Attorneys at our Firm are admitted to the practice of law in the State of New York, and we express no opinion as to the laws of any jurisdiction other than the federal laws of the United States of America and the state laws of the State of New York as to the enforceability of the Debt Securities. With respect to all matters of Nevada law, we note that you have been provided with the opinion of legal counsel to the Company that is admitted to the practice of law in the State of Nevada. For purposes of our opinion, we have assumed that the Company has been duly incorporated and is a validly existing corporation under the laws of Nevada and that, where applicable, the issuance or delivery by the Company of any Debt Securities will be duly authorized, executed, authenticated, issued and delivered by the Company in accordance with applicable Nevada law.

We hereby consent to the filing of this opinion as an exhibit to the above-referenced Registration Statement and to the use of our name wherever it appears in the Registration Statement, the Prospectus, any Prospectus Supplement, and in any amendment or supplement thereto. In giving such consent, we do not believe that we are “experts” within the meaning of such term as used in the Act or the rules and regulations of the Commission issued thereunder with respect to any part of the Registration Statement, including this opinion as an exhibit.

Sincerely,

/s/ Morrison & Foerster LLP
Morrison & Foerster LLP